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                                                                   EXHIBIT 23(b)


                          CONSENT OF GRANT THORNTON LLP


     We have issued our reports dated February 17, 2000 accompanying the financial statements in the Annual Report of FindWhat.com on Form 10K-SB for the year ended December 31, 1999, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

New York, New York
August 30, 2000